Exhibit 99.1

                                                                                                                                                                Unity Bancorp, Inc.

                                                                                                                                                                64 Old Highway 22

                                                                                                                                                                Clinton, NJ 08809

                                                                                                                                                                800 618-BANK

                                                                                                                                                                www.unitybank.com

NewsNewsNewsNewsNews

For Immediate Release:

November 4, 2005

News Media & Financial Analyst Contact:

Alan J. Bedner, EVP

Chief Financial Officer

(908) 713-4308

Unity Bank to Present at Investor Conferences

Clinton, NJ - Unity Bancorp, Inc (NASDAQ: UNTY), parent company of Unity Bank, announced today that it will be presenting in the Mid-Atlantic 2005 Super-Community Bank Conference in Philadelphia, Pennsylvania to be held November 7, 2005 at 4:40 PM, and the New York Society of Security Analysts, Regional Banking Industry Conference in New York, New York to be held November 10, 2005 at 12:40PM. James A. Hughes, President and Chief Executive Officer and Alan Bedner, Chief Financial Officer, will be presenting.

The Super-Community Bank Conference will be web-cast, and is available on www.unitybank.com and
 www.super-communitybanking.com/midatlantic.htm.

Mr. Hughes will discuss the strategic direction of Unity Bancorp and its history from 1991. Mr. Bedner will highlight financial results of Unity.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with $610 million in assets and $519 million in deposits. Unity Bank provides financial services to retail, corporate & small business customers through its’ 13 retail service centers located in Hunterdon, Middlesex, Somerset and Union counties in New Jersey. For additional information about Unity visit our website at www.unitybank.com or call 800 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance. These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals. These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, and results of regulatory exams, among other factors.